Supplemental Agreement

This Supplemental Agreement (the “Supplemental Agreement”), dated August 30, 2009, is made to the Agreement (the “Agreement”), dated March 26, 2009, by and among Oriental Excel Enterprises Limited., a BVI corporation (the "Oriental" or the “Company”), Mrs. LAI WaiChi, a citizen of Hong Kong, and Mr. An Fengbin, a citizen of the PRC. (Individually, the “Party”, and collectively, the “Parties”).

WHEREAS: Star Blessing Enterprises Limited (“Star Blessing”), is a wholly-owned subsidiary of the Oriental, holding 89.4% equity interest of Andatee China Marine Fuel Services Corporation (“Andatee”), which owns 100% equity interest of Goodwill Rich International Limited (“Goodwill”), a Hong Kong company. Dalian Fusheng Consulting Co., Ltd (“Fusheng”, and together with Andatee, and Goodwill, the “Oriental Subsidiaries”) is a company established under the laws of PRC, and is a wholly-owned subsidiary of Goodwill.
WHEREAS: Mrs. LAI WaiChi agrees to transfer 100% of the Company’s common stock, as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions,, (the “Transfer Share”) to Mr. An Fengbin directly in the event the satisfaction of certain condition(s).

NOW, THRERFORE, in consideration of the mutual promises of the Parties and the terms and conditions hereof, the Parties hereby agree as follows:

1, Amendment to the Agreement.
1)	Article 2 of the Agreement will cease to be effective.
2)	Ms. LAI WaiChi agrees that Mr. An Fengbin will be entitled to the right of obtaining the Transfer Share for no consideration upon the satisfaction of the following condition:
The net income reported in the Consolidated Interim Report of Goodwill commencing from January 1, 2009 to June 30, 2009 is no less than $1.5 million.

2, Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3, Effectiveness. This Supplemental Agreement shall become effective as of the date first written above.

4, Continuing Effect. Except as otherwise described in this Supplemental Agreement, the terms and conditions of the Agreement shall remain in full force and effect.

Oriental Excel Enterprises Limited.

By: /s/ Lai WaiChi
Name: Mrs. LAI WaiChi
Title: Director
Address: Mill Mall, Suite 6, Wickhams Cay 1, P0 Box 3085, Road Town, Tortola, British Virgin Islands

By: /s/ Lai WaiChi
Name: Mrs. LAI WaiChi
Address: FLAT 2018, CHOI WU HOUSE, CHOI YUEN ESTATE, SHEK WU HUI SHEUNG SHUI NEW TERRITORIES

By: /s/ An Fengbin
Name: Mr. An Fengbin
Address: No.1 Bintao Garden, Binhai West Road, Xigang District, Dalian, Liaoning Province, P.R.China